NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Intersects 506 g/t AgEq over 13.90 meters at Torbrit and 807 g/t AgEq over 4.96 meters at North Star Infill and Expansion Drilling

FAIRBANKS, AK - (September 15, 2026) - Contango Silver and Gold Inc. (“Contango” or the “Company”) (NYSE American / TSX: CTGO) is pleased to announce initial assay results from the Torbrit and North Star silver deposits as part of the ongoing 2026 infill and expansion diamond drilling program at the Kitsault Valley Project, located in Northwest British Columbia’s Golden Triangle. Highlighting these results, systematic step-out drilling has confirmed a mineralized zone connecting the Torbrit and North Star silver deposits. Notable high-grade, primary silver intercepts include 506 g/t AgEq over 13.90 meters in drill hole DV26-480 at Torbrit, and 807 g/t AgEq over 4.96 meters in drill hole DV26-494, located over 300 meters to the southwest at North Star.

Highlights

•
DV26-480 (Torbrit): 506 g/t AgEq over 13.90 meters, including 881 g/t AgEq over 2.30 meters within a broader mineralized zone of 25.00 meters grading 304 g/t AgEq;
•
DV26-488 (Torbrit): 272 g/t AgEq over 5.54 meters, and 0.98m of 2,878 g/t AgEq within 2.00 meters of 1,576 g/t AgEq;
•
DV26-494 (North Star): 807 g/t AgEq over 4.96 meters, including 2,254 g/t AgEq over 1.00 meter; and
•
DV26-515 (Torbrit): Several zones include an Upper zone (with lens A and B); and a Lower zone: Upper zone grading 33.50 meters of 262 g/t AgEq with lens A grading 436 g/t AgEq over 6.70 meters, and lens B grading 294 g/t AgEq over 17.00 meters including 1,071 g/t AgEq over 1.00 meter; and the Lower zone grading 66.35 meters of 165 g/t AgEq.

Rick Van Nieuwenhuyse, the Company’s Chief Executive Officer said, “Infill drilling continues to demonstrate exceptional grade and continuity at Kitsault Valley—delivering 500 to 2,800+ g/t silver values over thick intervals that routinely match or beat our resource estimates. Keep in mind that over 90% of silver equivalent grades are due to the silver content and not base metals which is why Kitsault hosts such exceptional primary silver deposits.

Thanks to exceptional drilling efficiencies on site this season, we’ve been able to expand our campaign to over 50,000 meters. Crucially, systematic step-out drilling between Torbrit and North

Star has now defined a clear structural link, proving these deposits are part of one unified, interconnected silver system. It’s important to note that none of this 2026 drilling is incorporated into our Mineral Resource Estimate update due later this month, meaning these initial results—and those still to come—represent brand-new growth upside that will feed directly into future resource expansion and mine planning. Confirming this mineralized corridor marks a major milestone for the project, laying the foundation to potentially merge two separate deposits into a single, integrated mine plan with shared development infrastructure. We have plenty more assays coming from the 2026 program and I eagerly anticipate the next batch of results.”

2026 Kitsault Valley Drill Program

Mobilized in late May 2026 with five diamond drill rigs, the Kitsault Valley program was initially scoped at 40,000 meters but has expanded toward +50,000 meters thanks to exceptional operational efficiencies on site. Drilling has focused on infill and step-out expansion around established mineral resources, as well as testing multiple high-priority regional targets. The campaign covers the entire project footprint, spanning the silver-dominant Dolly Varden Target Area in the south, which includes Torbrit, North Star, Wolf, and the recently defined 470 target, as well as the gold-dominant Homestake Target Area in the north (Figure 1). Assays for the majority of the ongoing 2026 program remain pending and will be reported in batches as results are finalized.

KITSAULT VALLEY TREND
N
Plan View
HOMESTAKE MAIN
HOMESTAKE SILVER
SOUTH REEF
WOLF
470
TORBRIT
NORTH STAR
DOLLY VARDEN
Torbrit and North Star infill and expansion
5.4 km
+ 3000m
+ 1500m
- 0m
Long Section
HOMESTAKE MAIN
SOUTH REEF
HOMESTAKE SILVER
WOLF
470
NORTH STAR
TORBRIT
DOLLY VARDEN
Key
Gold Defined Resource
Silver Defined Resource
0
3
6km

Figure 1. Plan and long sectional view of the Kitsault Valley Project highlighting 2026 Torbrit and North Star drilling area from this release.

The start of this season’s drill program focused on the Torbrit and North Star deposits, where drilling has now successfully confirmed these two deposits form a connected mineralized system. Step-out drilling into the gap between the two deposits successfully intersected mineralization, demonstrating the continuity of mineralization below the valley bottom (Figures 2&3). These new step-out intercepts will be integrated into our evolving geological model and will drive a subsequent Mineral Resource Estimate (MRE) planned for 2027, providing immediate upside on top of our imminent 2026 MRE update.

Exploration Drill Results: Torbrit and North Star

The Torbrit and North Star silver deposits are characterized by barite rich stratiform mineralization overprinted by epithermal veining and brecciation, delivering high-grade silver and localized base metal values. Mineralization across both deposits consists of native silver, pyrargyrite, argentite, silver sulphosalts, argentiferous galena, and sphalerite.

Infill drilling at Torbrit and North Star delivered robust silver and base metal grades while upgrading confidence across wider-spaced areas that were previously modelled based on historic underground drilling from the 1960s. This year to date, 32 drill holes have been completed at Torbrit, with an additional 21 drill holes targeting North Star and the connection zone between the two deposits (Figures 2&3). Drilling remains active with one drill continuing expansion work along the North Star-Torbrit linkage, with 3 additional drills currently turning across the Homestake Target area, newly defined 470 target and Wolf deposit areas. The fifth rig has been demobilized.

This release includes initial assays from 34 holes across the Torbrit and North Star silver deposits, as detailed in Table 1 below. All reported downhole core lengths approximate 80% to 95% of true width, as drilling was oriented as close to perpendicular to the mineralized zones as possible. Assays for the balance of the 2026 program remain pending and will be released in batches as results are validated.

North Star - Torbrit 2026 Drilling

CONTANGO
SILVER AND GOLD
N
Kitsault River
Torbrit
North Star
DV26-495
DV26-520
DV26-517
DV26-483, 477, 512
DV26-488, 510
DV26-491
DV26-493, 496
DV26-502
DV26-507
DV26-515
DV26-527
DV26-554
DV26-500
DV26-487
DV26-486
DV26-482
DV26-553
DV26-552
DV26-480
DV26-476, 478
DV26-529
DV26-532
DV26-538
DV26-542
DV26-543
DV26-551, 548, 545
DV26-514
DV26-506
DV26-511
DV26-521
DV26-518
DV26-498
DV26-525
DV26-523
DV26-516
DV26-503
DV26-499
DV26-494, 492
DV26-484
DV26-489
DV26-479
DV26-485
A
A'
B
B'
C
C'
6171500N
6171000N
467500E
468000E
0m
125m
250m
NAD 83 - UTM Zone 9N
Lithology Legend
Casing
Hazelton Volcanics
Sediments
Dikes
Mineralization
Alteration
Structure
2026 Drillholes w/ Lithology
2026 Drillholes - Assays Pending
Previously Released Drillholes
Historic Mine Workings
Mineralized Lenses

Figure 2. Plan view of the 2026 Torbrit and North Star drilling, including drill holes from this release and pending results shown with lithology. Historic drilling is shown with black drill hole traces.

Rob van Egmond, P.Geo, and the Company’s Vice President Exploration – Canada stated, “The initial Torbrit and North Star results improve confidence in the geological model and confirm the interconnectivity of the silver system in the southern portion of the property. Highlighted intercepts demonstrate strong silver dominance, with elemental silver accounting for approximately 90% to 94% of the calculated silver-equivalent grade across both infill and expansion drilling. Standout hits like 881 g/t silver-equivalent over 2.30 meters in DV26-480 and 262 g/t silver-equivalent over 33.50 meters in DV26-515 showcase the exceptional grade and scale of these deposits—frequently featuring exciting mineralogy with visible native silver, pyrargyrite, and coarse argentite overprinted on barite-rich stratiform zones. Crucially, step-out drilling has proven physical continuity across the valley floor between Torbrit and North Star, while infill drilling has successfully validated historic 1960s underground data to solidify structural continuity in our 3D model.”

Figure 3. Long-section type Cross-sectional view A-A’ of Torbrit with North Star to the west with the mineralized horizon dipping away. Historic underground levels and stopes are shown in grey.

Table 1. Drill hole results from Torbrit and North Star deposit areas

Target	Hole ID	From	To	Total (m)	Ag (g/t)	Pb (%)	Zn (%)	Au (g/t)	AgEQ (g/t)
Torbrit	DV26-476	169.22	193.77	24.55	142	0.28	0.19	0.01	148
	including	192.43	193.77	1.34	600	0.75	0.47	0.01	616
	DV26-477	165.95	176.02	10.07	197	1.27	0.49	0.01	220
	including	175.22	176.02	0.8	344	8.4	0.29	0.01	447
	DV26-478	114	126	12	77	0.02	0.05	0.01	78
	including	114	116.47	2.47	246	0.04	0.03	0.01	247
		135.67	153.88	18.21	30	0.46	0.45	0.01	42
	DV26-480	146	171	25	300	0.15	0.18	0.01	304
	including	157.1	171	13.9	499	0.24	0.25	0.01	506
	including	161.65	163.95	2.3	872	0.31	0.37	0.01	881
	DV26-482	N/S
	DV26-483	172	184.53	12.53	77	0.16	0.23	0.01	83
	including	172	177.8	5.8	149	0.33	0.35	0.01	159
	DV26-486	158.18	195.2	37.02	20	0.26	0.24	0.01	27
	including	159.18	160.53	1.35	117	2.66	3.62	0.03	205
	DV26-487	202.28	205.43	3.15	120	1.43	4.86	0.01	211
	DV26-488	156.47	162.01	5.54	232	1.26	1.62	0.02	272
		188.75	190.75	2	1566	0.17	0.49	0.01	1576
	including	189.77	190.75	0.98	2860	0.28	0.9	0.01	2878
		199.5	217.01	17.51	112	0.46	0.31	0.01	123
	including	199.5	208.62	9.12	169	0.32	0.2	0.01	176
	DV26-491	167.9	174	6.1	87	0.41	0.18	0.01	95

	DV26-493	186.7	223.1	36.4	121	0.57	0.29	0.01	133
	including	196.3	200.33	4.03	179	3.54	0.09	0.01	222
		217.63	223.1	5.47	335	0.13	0.06	0.01	338
	DV26-495	N/S
	DV26-496	164	167	3	402	0.72	0.29	0.01	415
	DV26-497	156.12	168.51	12.39	62	0.13	0.86	0.03	78
	including	157.4	158.4	1	315	0.14	1.21	0.05	338
	DV26-500	118	155	37	52	0.32	0.83	0.01	69
	including	118	127	9	147	0.33	1.39	0.01	173
	DV26-502	84.84	138	53.16	98	0.22	0.1	0.01	103
	including	101.2	104.2	3	579	1.66	0.18	0.01	602
	including	121	138	17	155	0.17	0.1	0.01	159
	including	122	123	1	476	0.18	0.11	0.01	480
	including	128.6	133	4.4	295	0.3	0.12	0.01	301
	DV26-505	140	167	27	43	0.16	0.25	0.02	50
	including	140	143	3	142	0.33	0.69	0.02	158
	DV26-507	N/S
	DV26-510	14.58	24	9.42	250	3.32	2.18	0.01	322
	including	14.58	16	1.42	836	16.9	10.25	0.01	1189
	including	14.58	21	6.42	320	4.8	3.15	0.01	424
		40	43.7	3.7	294	0.27	0.28	0.01	301
		72	84.5	12.5	133	1.17	0.19	0.01	149
	including	72	73	1	598	2.38	0.28	0.01	630
	DV26-515	37.5	71	33.5	244	0.68	0.63	0.01	262
	lens A	37.5	44.2	6.7	396	1.57	1.46	0.01	436
	including	41	43.2	2.2	728	0.08	0.21	0.01	732
	lens B	54	71	17	278	0.66	0.57	0.01	294
	including	54	62	8	369	0.79	0.96	0.01	393
	including	60	61	1	1060	0.4	0.43	0.01	1071
	lower	98.65	165	66.35	161	0.19	0.09	0.01	165
	including	108	109.63	1.63	604	0.32	0.42	0.01	614
		156.66	165	8.34	641	0.09	0.19	0.01	645
	DV26-517	99.6	100	0.4	622	0.01	0.07	0.01	623
		125	130.27	5.27	290	1.09	0.99	0.01	318
North Star	DV26-479	300	309.32	9.32	13	0.14	0.45	0.16	31
	DV26-484	316.3	317.8	1.5	170	0.91	0.09	0.2	194
		321	361	40	2	0.01	0.12	0.01	5
	DV26-485	298.8	302.89	4.09	358	0.24	0.67	0.19	382
	DV26-489	346.8	352.8	6	19	0.08	2.71	0.02	62
	DV26-492	278.8	290	11.2	103	0.37	1.69	0.04	135
		290	292.75	2.75	25	0.01	0.06	0.25	41
	DV26-494	265.42	270.38	4.96	750	3.45	0.5	0.15	807
	including	269.38	270.38	1	2140	7.26	0.3	0.43	2254
	DV26-498	256.76	265.22	8.46	121	1.05	2.28	0.01	169

DV26-499	278.7	282.98	4.28	5	0	0.74	0.01	17
DV26-503	N/S
DV26-506	293.83	319.59	25.76	10	0.27	0.51	0.2	33
including	293.83	306.27	12.44	10	0.32	0.44	0.33	40
DV26-511	247.11	264	16.89	20	0.24	0.42	0.24	43
DV26-514	254.67	299.78	45.11	7	0.09	0.76	0.13	27
DV26-516	165.54	172.26	6.72	38	0.11	0.06	0.15	49

* Intervals shown are downhole core length.. Composite intervals are reported as length-weighted averages. N/S means no significant interval selected for reporting. Selected intervals are those interpreted to represent targeted or newly recognized mineralized vein structures and are included because they are relevant to the current geological interpretation. **Silver Equivalents (AgEq) are calculated using metal prices of US$53/oz for Ag, US$0.90/lb. for Pb, US$1.25/lb. for Zn and US$3,500/oz for Au. Metal recoveries applied for the southern silver deposits are 85% for Ag, 85% for Pb, 80% for Zn and 75% for Au. These inputs result in a ratio formula AgEq = Ag + 11.64Pb + 15.22Zn + 58.27Au.

Table 2. Drill collar coordinates for drill holes reported in this release

Target	Hole ID	Easting	Northing	Elevation	Azimuth	Dip	Total Depth (m)
Torbrit	DV26-476	468172	6171425	510	225	-69	198
	DV26-477	468058	6171582	462	225	-67	204
	DV26-478	468172	6171425	510	225	-62	189
	DV26-480	468172	6171425	510	245	-58	171
	DV26-482	468172	6171425	510	280	-73	178.8
	DV26-483	468058	6171582	462	225	-73	258
	DV26-486	468150	6171441	496	45	-85	231
	DV26-487	468150	6171441	496	320	-80	267
	DV26-488	468058	6171582	462	198	-60	222
	DV26-491	468058	6171582	462	190	-70	270
	DV26-493	468076	6171518	448	225	-71	231
	DV26-495	467807	6171742	347	50	-78	423
	DV26-496	468076	6171518	448	220	-78	225
	DV26-497	468076	6171518	448	220	-86	243
	DV26-500	468075	6171489	433	139	-75	162

	DV26-502	468075	6171489	433	225	-62	138
	DV26-505	468075	6171489	433	225	-89	171
	DV26-507	468021	6171475	393	225	-53	60
	DV26-510	468021	6171475	393	45	-85	90
	DV26-515	467998	6171518	397	160	-55	165
	DV26-517	468011	6171601	446	218	-61	180
North Star	DV26-479	467549	6171226	596	126	-56	354
	DV26-484	467549	6171226	596	128	-68	378
	DV26-485	467549	6171226	596	125	-48	363
	DV26-489	467549	6171226	596	145	-70	393
	DV26-492	467623	6171317	548	125	-63	309
	DV26-494	467623	6171317	548	128	-48	315.9
	DV26-498	467623	6171317	548	132	-54	297
	DV26-499	467623	6171317	548	120.5	-47	321
	DV26-503	467653	6171356	509	114	-58	417
	DV26-506	467653	6171356	509	90	-60	339
	DV26-511	467653	6171356	509	113	-63	330
	DV26-514	467653	6171356	509	85	-66	348

Torbrit Drill Holes

Drill holes DV26-480 and DV26-515 were drilled at the Torbrit deposit as infill and geological model confirmation.

DV26-480 tested mineralization modelled from 1960s era drilling near the historic underground workings at Torbrit. The drill hole cored mineralization adjacent to historic stopes and ended in mineralization when it broke through into the workings. Mineralization consisted of Torbrit style layered red jasper and barite underlain by low temperature epithermal hot spring type silica/barite layers and brecciated blocks with native silver, argentite and silver sulphosalts associated with minor galena and sphalerite (Figures 4&5).

Figure 4. Drill core from DV26-480 showing layer sequences including red jasper layers and silica/barite low temperature layers and breccias with native silver, argentite, silver sulphosalts associated with galena and sphalerite mineralization. NQ core size.

Figure 5. Cross sectional view C-C’ zoom in of Torbrit deposit showing DV26-480 relative to historic underground workings and modelled mineralized lenses. 2026 drilling highlighted with lithology on trace and historic underground levels and stopes in grey.

Drill hole DV26-515 was drilled to confirm the extent of a number of lenses or layers along the eastern edge of the Torbrit deposit. This hole was drilled along section into the centre of the deposit. The extension of the lenses was confirmed by encountering Torbrit style mineralization within jasper and barite crystal layers with silver sulphosalts and argentite the predominant silver mineralization (Figure 6).

Figure 6: Drill core from DV26-515 at 105 meters depth. Torbrit style mineralization with mm-scale layers of sulfosalts (black) interstitial with jasper (red) and barite (white).

North Star and Connection Drill Holes

Drill holes at the North Star deposit were drilled from surface to intersect the mineralized horizon at a better angle with modern holes for resource confirmation. Drill hole DV26-494 tested up dip of the access adit at North Star and confirmed the thickness and continuity of mineralization (Figures 7&8). Mineralization at North star is base metal rich with increased galena and sphalerite within a barite/silica layer extending distal west from the Torbrit deposit.

Extension drilling confirmed the Torbrit-North Star connection in drill holes DV26-551, 548 and 545 (see Figure 2). Assays are pending for these mineralized zones.

Figure 7: Drill core from DV26-494 at North Star from mineralized zone at 265.42 to 270.38 meters grading 807 g/t AgEq over 4.96 meters. Silver mineralization is hosted in more barite/silica layered and brecciated style.

Figure 8. Cross sectional view B-B’ of North Star horizon and drill hole DV26-494 drilled perpendicular to mineralization layers

Cautionary Note Regarding Exploration Results

The Company cautions that drill intercept lengths reported in this release are downhole core lengths. True widths are not yet known and may be materially different from reported interval lengths. Visible-gold observations are qualitative geological observations and do not necessarily correlate with higher gold grades, mineral continuity, metallurgical performance or economic significance. Gold assay results derived from laboratory analysis are the only quantitative measure of gold content.

The Kitsault Valley is an exploration-stage property. No mineral reserves have been declared for the Kitsault Valley Project, and the work described in this release is exploratory in nature. The exploration results reported in this release do not demonstrate economic viability.

Quality Assurance and Quality Control

All drill core was logged and photographed at the Alice Arm Exploration Camp. Core was sawn lengthwise using a diamond saw. One half was placed in sealed bags for analysis and the remaining half was retained. Samples were transported under documented chain-of-custody procedures to ALS Canada Ltd. in North Vancouver, British Columbia. ALS is independent of Contango and is accredited to ISO/IEC 17025 for the applicable analytical methods. Quality assurance and quality control procedures include the regular insertion of certified reference materials, blanks and duplicate samples into the analytical stream.

Analytical testing was performed by ALS Canada Ltd. in North Vancouver, British Columbia. The entire sample is crushed to greater than 70% minus 2mm (10 mesh), of which a 500 gram split is pulverized to greater than minus 200 mesh. Multi-element analyses were determined by Inductively Coupled Plasma Mass Spectrometry (ICP-MS) for 48 elements following a 4-acid digestion process. High grade silver testing was determined by Fire Assay with either an atomic absorption, or a gravimetric finish, depending on grade range. Au is also determined by fire assay on a 30g split with either atomic absorption, or gravimetric finish, depending on grade range.

Mr. Larimer verified the data disclosed in this news release by reviewing original laboratory certificates, drill logs, core-sampling records, chain-of-custody documentation, collar and downhole survey data, and the results of the Company’s quality assurance and quality control program. Mr. Larimer also independently checked the reported mineralized intervals and metal-equivalent calculations against the Company’s assay database. In Mr. Larimer’s opinion, the data are adequate for the purposes of this disclosure

Qualified Person

The scientific and technical information contained in this news release has been reviewed and approved by Dave Larimer, CPG, Vice President, Exploration of Contango. Mr. Larimer is a “qualified person” as defined in Subpart 1300 of Regulation S-K and National Instrument 43-101. Mr. Larimer is an employee of, and is not independent of, the Company. Mr. Larimer has verified the data disclosed in this news release as described under “Quality Assurance and Quality Control.”

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about

75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, and (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com